EXHIBIT (a)(2)

MAN ETF SERIES TRUST

AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST
As adopted August 22, 2025

MAN ETF SERIES TRUST
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
This AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of August 22, 2025, by the Trustees, amending and restating the Trust Instrument dated March 10, 2025, to govern a statutory trust for the investment and reinvestment of funds contributed to the Trust by investors (“Declaration of Trust”). The Trustees declare that all money and property contributed to the Trust shall be held and managed in trust pursuant to this Declaration of Trust. The name of the Trust created by this Declaration of Trust is “Man ETF Series Trust.” The Trustees may, without Shareholder authorization or approval, change the name of the Trust and adopt such other name as they deem proper in their sole discretion. Any name change of the Trust shall become effective upon the filing of a certificate of amendment reflecting such change in the office of the Delaware Secretary of State or at a future date or time specified in such certificate of amendment. In the event of any name change, the Trustees shall cause notice to be given to the affected Shareholders within a reasonable time after the implementation of such change, which notice will be deemed given if the changed name is reflected in any registration statement. Any such name change of the Trust shall constitute an amendment to this Declaration of Trust.
The name of the registered agent of the Trust and the address of the registered office of the Trust are as set forth in the Trust’s Certificate of Trust.
ARTICLE I

DEFINITIONS
Unless otherwise provided or required by the context:
(a) “Assets belonging to” a Series has the meaning set forth in Article IV, Section 6;
(b) “By-laws” means the By-laws of the Trust adopted by the Trustees, as amended from time to time, which By-laws are incorporated herein by reference as part of the Trust’s “governing instrument” within the meaning of Section 3801(c) of the Delaware Act;
(c) “Board of Trustees” shall mean the governing body of the Trust, that is comprised of the number of Trustees of the Trust fixed from time to time pursuant to Article II hereof, having the powers and duties set forth herein;
(d) “Class” means a class of Shares of the Trust or a Series established pursuant to Article IV;
(e) “Commission,” “Interested Person” and “Principal Underwriter” have the meanings provided in the 1940 Act;
(f) “Covered Person” means a person so defined in Article IX, Section 2;
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(g) “Delaware Act” means Chapter 38 of Title 12 of the Delaware Code, entitled “Treatment of Delaware Statutory Trusts,” as amended from time to time;
(h) “Exchange” means a national securities exchange, including as defined in Section
2(a)(26) of the 1940 Act or in Section 6 of the Securities Exchange Act of 1934;
(i) “Fundamental Policies” shall mean the investment policies and restrictions as set forth from time to time in any prospectus or contained in any current registration statement of the Trust filed with the Commission or as otherwise adopted by the Trustees and the Shareholders in accordance with applicable requirements of the 1940 Act and designated as fundamental policies therein as they may be amended from time to time only in accordance with applicable requirements of the 1940 Act;
(j) “IIV” means the intraday indicative value of a Series as calculated by, on behalf of or with respect to the Trust or any Series or Class, which may be referred to variously as the IOPV (intraday optimized portfolio value) or INAV (intraday net asset value);
(k) “Liabilities” means liabilities, debts, obligations, expenses, costs, charges and reserves;
(l) “Majority Shareholder Vote” means “the vote of a majority of the outstanding voting securities” as defined in the 1940 Act;
(m) “Net Asset Value per Share” means the net asset value of an Outstanding Share of each Series or Class of Shares, determined as provided in Article V, Section 5;
(n) “Outstanding Shares” means Shares shown in the records of the Trust or its transfer agent(s) or similar agent or entity as then issued and outstanding but does not include Shares that have been repurchased or redeemed by the Trust and are held in the treasury of the Trust;
(o) “Series” means a series of Shares established pursuant to Article IV;
(p) “Shareholder” means a record owner of Outstanding Shares;
(q) “Shares” means the shares of beneficial interest into which the beneficial interest in the Trust or each Series shall be divided from time to time, including such Class or Classes of Shares as the Trustees may from time to time create and establish and includes fractions of Shares as well as whole Shares;
(r) “Tax Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder, all as amended from time to time;
(s) “Trust” means “Man ETF Series Trust”, the Delaware statutory trust established under the Delaware Act;
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(t) “Trust Property” means any and all property, real or personal, tangible or intangible, that is from time to time owned or held by or for the account of the Trust or any Series or the Trustees on behalf of the Trust or any Series, as the context may require;
(u) “Trustees” means the persons who may from time to time be duly qualified, elected or appointed, and serving as Trustees in accordance with Article II, in each case so long as such persons continue in office in accordance with the terms hereof, and reference herein to a Trustee or the Trustees refers to such person or persons in his or her capacity as Trustees hereunder; and
(v) “1940 Act” means the Investment Company Act of 1940 and the rules and regulations thereunder, all as amended from time to time, and subject to any applicable exemptive relief.
ARTICLE II

THE TRUSTEES
Section 1.  MANAGEMENT OF THE TRUST. The business and affairs of the Trust shall be managed by or under the direction of the Trustees. The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration of Trust. In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of an investment company registered under the 1940 Act and which may be engaged in or carried on by a trust organized under the Delaware Act, and in connection therewith the Trust shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust. The Trustees may execute all instruments and take all action they deem necessary, proper or desirable to promote the interests of the Trust. Any action taken pursuant to this Declaration of Trust and any determination made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive.
Section 2.  INITIAL TRUSTEES; ELECTION AND NUMBER OF TRUSTEES. The initial Trustee shall be the person who executes this Declaration of Trust. The number of Trustees (other than any initial Trustee(s)) shall be fixed from time to time by a majority of the Trustees; provided, however, that there shall be at least one (1) Trustee. Shareholders shall not be entitled to elect Trustees except as required by the 1940 Act or under this Declaration of Trust.
Section 3.  TERM OF OFFICE OF TRUSTEES. Subject to any limitations on the term of service imposed by the By-laws and any retirement age or term limit established by the Trustees, each Trustee shall hold office until his or her successor is elected, his or her death, or the Trust terminates, whichever is sooner; except that (a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon such delivery or a later date specified therein, (b) any Trustee may be removed with or without cause at any time by a written instrument signed by at least a majority of the other Trustees, specifying the effective date of removal, (c) any Trustee who has become physically or mentally incapacitated or is declared
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bankrupt or is otherwise unable or unwilling to serve, may be retired by a written instrument signed by a majority of the other Trustees, specifying the effective date of retirement, and (d) any Trustee may be removed by the Shareholders by the affirmative vote of at least two- thirds of the Outstanding Shares and the Trustees shall promptly call a meeting for such purpose when requested to do so in writing by the record holders of not less than ten percent (10%) of the Outstanding Shares.
Section 4.  VACANCIES; APPOINTMENT OF TRUSTEES. Whenever a vacancy exists on the Board of Trustees, regardless of the reason for such vacancy, the remaining Trustees may appoint any person as they determine in their sole discretion to fill that vacancy, consistent with the limitations under the 1940 Act, including Section 10 thereunder. No appointment of any Trustee shall take effect if such appointment would cause the number of Trustees who are Interested Persons to exceed the number permitted by Section 10 of the 1940 Act. Any such appointment shall be made by a written instrument signed by a majority of the Trustees or by a resolution of the Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs. As soon as any such Trustee has accepted his or her appointment in writing, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he or she shall be deemed a Trustee hereunder. The Trustees’ power of appointment is subject to Section 16(a) of the 1940 Act.
Section 5.  TEMPORARY VACANCY OR ABSENCE. Whenever a vacancy in the Board of Trustees occurs, until such vacancy is filled or otherwise eliminated, or while any Trustee is physically or mentally incapacitated, the remaining Trustees shall have all the powers hereunder and their determination as to such vacancy, absence or incapacity shall be conclusive. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then-Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to replace those no longer serving, the Trust’s principal executive officer is empowered to appoint new Trustees subject to the provisions of the 1940 Act.
Section 6.  ACTION BY THE TRUSTEES. Unless otherwise specified herein or in the By-laws or required by law, any action by the Trustees or a committee shall be deemed effective if approved or taken by a majority of the Trustees present at a duly called meeting of Trustees (including a meeting by telephonic or other electronic means unless otherwise required by the 1940 Act) at which a quorum is present, or by written or electronic consent of a majority of Trustees (or such other number as may be required by applicable law) without a meeting. A quorum for all meetings of Trustees and for purposes of adjournments is established as provided for in the By-laws. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any Trustee or Trustees, whether or not acting as a committee, authority to approve particular matters or take particular actions on behalf of the Trust or any Series.
Section 7.  OWNERSHIP OF TRUST PROPERTY. Title to the Trust Property shall at all times be considered as vested in the Trust, and title to the Assets belonging to each Series shall at all times be considered as vested in the Trust as nominee for such Series.  Notwithstanding the
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foregoing, the Trustees shall have power to cause legal title to any Trust Property or Assets belonging to a Series, to be held by or in the name of one or more of the Trustees, or in the name of the Trust or in the name of the Trust as nominee for such Series, or in the name of any other person as nominee, on such terms as the Trustees may determine. No creditor of any Trustee shall have any right to obtain possession, or otherwise exercise legal or equitable remedies with respect to, any Trust Property Assets belonging to each Series with respect to any claim against, or obligation of, such Trustee in an individual capacity and not related to the Trust or any Series or Class. The right, title and interest of the Trustees in the Trust Property or Assets belonging to a Series shall vest automatically in each person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property or Assets belonging to a Series, and the right, title and interest of such Trustee in the Trust Property or Assets belonging to a Series shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust, or belonging to any Series, or allocable to any Class thereof, or any right of partition or  possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Trust or in assets belonging to the Series (or allocable to the Class) in which the Shareholder holds Shares. The Shares shall be personal property giving only the rights specifically set forth in this Declaration of Trust or the Delaware Act.
Section 8.  EFFECT OF TRUSTEES NOT SERVING. The death, resignation, retirement, removal, incapacity or inability or refusal to serve of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.
Section 9.  TRUSTEES AND OTHERS AS SHAREHOLDERS. Subject to any restrictions in the law, any Trustee, officer, agent or independent contractor of the Trust or a Series may acquire, own and dispose of Shares to the same extent as any other Shareholder; the Trustees may sell Shares to, and acquire and redeem Shares from, any such person or any firm or other entity in which such person is interested, subject only to any general limitations herein or in the By-laws relating to the sale and redemption of such Shares.
Section 10.  TRUSTEE COMPENSATION. Any Trustee may be compensated for his or her services as Trustee, and may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Trustees may from time to time determine.  No Trustee resigning or retiring and no Trustee removed shall have any right to any compensation for any period following the effective date of his or her resignation, retirement or removal (other than compensation received by a retiring Trustee as a trustee emeritus or similar position), or any right to damages on account of such removal.
ARTICLE III

POWERS OF THE TRUSTEES
Section 1.  POWERS. The Trustees in all instances shall act as principals, free of the control of the Shareholders. The Trustees shall have full power and authority to take or refrain
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from taking any action and to execute any contracts and instruments that they may consider necessary, proper or desirable in the management of the Trust or any Series. The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust or any Series. The Trustees may exercise all of their powers without recourse to any court or other authority. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees or to see to the application of any payments made or property transferred to the Trust, any Series or the Trustees or upon their order. Subject to any applicable express limitation herein or in the By-laws or resolutions of the Trust, the Trustees, on behalf of the Trust or any Series, shall have power and authority, without limitation:
(a) To operate as and carry on the business of an investment company registered under the 1940 Act, and exercise all the powers necessary and proper to conduct such a business;
(b) Subject to the limits of applicable law (including the provisions of the 1940 Act) to subscribe for, invest in, reinvest in, purchase, or otherwise acquire, hold, lend, pledge, mortgage, hypothecate, write options on, lease, sell, assign, transfer, exchange, distribute, or otherwise deal in or dispose of any form of property, including, but not limited to, cash (U.S. currency), foreign currencies and related instruments, and securities of any kind that are permissible investments for registered investment companies under applicable law (including, but not limited to, common and preferred stocks, warrants, bonds, debentures, time notes, and all other evidences of indebtedness, negotiable or non-negotiable instruments, obligations, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, dollar rolls, convertible securities, forward contracts, options, futures contracts, swaps, other financial contracts or derivative instruments, securities issued by an investment company or any series thereof (whether registered under the 1940 Act or unregistered), securities of any issuer that would be an investment company but for Section 3(c)(1) or 3(c)(7) of the 1940 Act, and other securities of any kind issued, created, guaranteed or sponsored by any and all persons, including the United States, individual states or the District of Columbia, territories and possessions of the United States, any political subdivision, agency or instrumentality of the United States and any foreign government or subdivision thereof, without regard to whether any such instruments or securities mature before or after the possible termination of the Trust or one or more of its Series; to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description; and to hold cash or other property uninvested, without in any event being bound or limited by any current or future law or custom concerning investments by Trustees;
(c) To adopt By-laws providing for the conduct of the business of the Trust and each Series, and to amend and repeal them to the extent such right is not expressly reserved to the Shareholders;
(d) To elect and remove such officers, and appoint and terminate such agents, as the Trustees deem appropriate;
(e) To employ one or more investment advisers, administrators, depositories, custodians and other persons;
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(f) To employ as custodian of any assets of the Trust or Assets belonging to a Series or index receipt agent (as defined in the rules of the National Securities Clearing Corporation), subject to any provisions herein or in the By-laws, one or more banks, trust companies or companies that are members of an Exchange or other entities permitted by the Commission to serve as such and authorize any depository or custodian to employ sub-custodians or agents and to deposit all or any part of the Trust’s or Series’ assets in a system or systems for the central handling of securities and debt instruments;
(g) To retain one or more transfer, dividend (disbursing), securities lending, accounting and Shareholder servicing, National Securities Clearing Corporation or similar agents and registrars, to retain auditors and counsel, and with respect to Series whose Shares trade on an Exchange, to retain one or more market makers, Exchange specialists, listing and IIV agents;
(h) To provide for the distribution of Shares through a distributor, Principal Underwriter, by the Trust itself or by any other method, including pursuant to a distribution plan of any kind, and to arrange for the listing and trading of Shares on one or more Exchanges and the delisting of Shares, as appropriate;
(i) To pay or cause to paid all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or any Series or Class or in connection with the management thereof, including but not limited to the Trustees’ compensation and such expenses and charges for the Trust’s or any Series’ officers, employees, investment advisers, administrator, distributor, principal underwriter, auditors, counsel, depository, custodian, transfer agents, registrar, dividend disbursing agent, accounting agent, shareholder servicing agents and other agents;
(j) To set record dates in the manner provided for herein or in the By-laws;
(k) To establish a registered office and/or have a registered agent in the State of Delaware;
(l) To delegate, consistent with their continuing exclusive authority over the management of the Trust, any Series, the Trust Property and the Assets belonging to a Series, such authority as the Trustees consider desirable to any officers of the Trust or any Series and to any agent, independent contractor, manager, investment adviser, sub-advisers, custodian, administrator, underwriter or other service provider;
(m) To sell, exchange or otherwise dispose of any or all of the assets of the Trust or any Series;
(n) To vote or give assent, or exercise any rights of ownership, with respect to securities or other property, and to execute and deliver proxies or powers of attorney delegating such power to such persons as the Trustees deem proper;
(o) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;
(p) To hold any security or other property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form or (ii) either in the Trust’s or Trustee’s
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(q) own name or in the name of a custodian or a nominee or nominees, subject to safeguards according to the usual practice of statutory trusts or investment companies;
(r) To buy, sell, mortgage, encumber, hold, own, exchange, rent or otherwise acquire and dispose of, and to develop, improve, manage, subdivide, and generally to deal and trade in real property, improved and unimproved, and wheresoever situated; and to build, erect, construct, alter and maintain buildings, structures, and other improvements on real property;
(s) To borrow or raise moneys for any of the purposes of the Trust or any Series, and to mortgage or pledge the whole or any part of the property and franchises of the Trust or any Series, real, personal, and mixed, tangible or intangible, and wheresoever situated;
(t) To establish and terminate separate and distinct Series with separately defined investment objectives and policies, and separate Shares representing beneficial interests in such Series, and to establish and terminate separate Classes; to fix the variations in the relative rights and preferences as between the different Classes of the Trust, or, if any Series be established, the Series, all as consistent with Article IV, Section 1;
(u) To interpret the investment policies, practices, or limitations of any Series or Class, including Fundamental Policies;
(v) To the full extent permitted by Section 3804 of the Delaware Act, to allocate Assets and Liabilities of the Trust to a particular Series, and Liabilities to a particular Class, or to apportion the same between or among two or more Series or Classes, provided that any Liabilities incurred by a particular Series or Class shall be payable solely out of the Assets belonging to that Series or Class, respectively, as provided for in Article IV, Section 6;
(w) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;
(x) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes;
(y) To declare and make distributions of income and of capital gains to Shareholders;
(z) Subject to the Fundamental Policies in effect from time to time with respect to the Trust or any Series, to borrow money, otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation (and to pay commitment and other borrowing-related fees in connection therewith) and to secure the same by mortgaging, pledging, or otherwise subjecting as security any assets of the Trust or any Series, including the lending of portfolio securities, and to endorse, guarantee or undertake the performance of any obligation, contract, or engagement of any other person, firm, association, or corporation;
(aa) To establish, from time to time, a minimum total investment for Shareholders in the Trust or in one or more Series or Classes, to require the redemption of the Shares of any
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(bb) Shareholders whose investment is less than such minimum or take such other action as the Trustees in their discretion shall determine;
(cc) To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper, including: (i) a committee consisting of fewer than all of the Trustees then in office, which may act for and bind the Trustees and the Trust with respect to the institution, prosecution, dismissal, settlement, review or investigation of any legal action, suit or proceeding, pending or threatened to be brought before any court, administrative agency, or other adjudicatory body; (ii) an executive committee which shall have all authority of the entire Board of Trustees except such committee cannot declare dividends except to the extent specifically delegated by the Board of Trustees and cannot authorize removal of a Trustee or any merger, consolidation or sale of substantially all of the assets of the Trust or any Series;
(dd) To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares; to suspend or terminate the sales or trading of Shares of any Series or Class for any period of time; to establish terms and conditions, including any fees or expenses, regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares; subject to Articles IV and V, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or of the particular Series with respect to which such Shares are issued; and, to combine the assets and liabilities held with respect to any two or more Series or Classes into assets and liabilities held with respect to a single Series or Class and in connection therewith to cause the Shareholders of each such Series or Class to become Shareholders of such single Series or Class;
(ee) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust or any Series;
(ff) To purchase, and pay for, out of Trust Property or the Assets belonging to any appropriate Series, such insurance as the Trustees may deem necessary or appropriate for the conduct of business, including insurance policies insuring the assets of the Trust or any Series and payment of distributions and principal on its portfolio investments, the Shareholders, Trustees, officers, employees, agents, independent contractors of the Trust or any Series (including the investment adviser of any Series) and/or any other person as the Trustees may see fit to such extent as the Trustees shall determine against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such person in such capacity, whether or not constituting negligence, or whether or not the Trust or any Series would have the power to indemnify such person against such claim, or to otherwise indemnify or reimburse such persons, out of Trust Property or the Assets belonging to any Series, to the fullest extent permitted by this Declaration of Trust or the Delaware Act;
(gg) To enter into joint ventures, general or limited partnerships and any other combinations or associations;
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(hh) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts or guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust Property or Assets belonging to a Series or any part thereof to secure any or all such obligations;
(ii) To collect all property due to the Trust or any Series; to engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust or any Series, and out of the assets of the Trust or the related Series to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to the maximum extent permitted by law, to dismiss any action, suit, proceeding, dispute, claim, or demand, derivative or otherwise, brought by any Person, including a Shareholder in the Shareholder’s own name or the name of the Trust or the related Series, whether or not the Trust  or any Series, or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust or any Series;
(jj) Notwithstanding anything else herein, the Trustees may, in their sole discretion and without Shareholder approval unless such approval is required by the 1940 Act, invest all or a portion of the Trust Property or the Assets belonging to any Series, or dispose of all or a portion of the Trust Property or the Assets belonging to any Series, and invest the proceeds of such disposition in interests issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or any other state or jurisdiction) (or subtrust thereof) which is classified as a partnership or regulated investment company for federal income tax purposes. Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, cause the Trust or any Series that is organized in the master/feeder fund structure to withdraw or redeem its Trust Property or Assets belonging to the related Series from the master fund and cause the Trust or such Series to invest its Trust Property or Assets belonging to the related Series directly in securities and other financial instruments or in another master fund;
(kk) To enter into contracts or carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, to take every other action incidental to the foregoing business or purposes, objects or power and, subject to the 1940 Act, to engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage;
(ll) To exercise and enjoy, in Delaware and in any other states, territories, districts and United States dependencies and in foreign countries, all of the foregoing powers, rights and privileges, and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred; and
(mm) In general, to carry on any other business in connection with or incidental to its trust purposes, to do everything necessary, suitable or proper for the accomplishment of such purposes or for the attainment of any object or the furtherance of any power hereinbefore set forth,
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(nn) either alone or in association with others, and to do every other act or thing incidental or appurtenant to, or growing out of, or connected with, its business or purposes, objects or powers.
The powers and authorities enumerated in the preceding clauses shall not limit in any way the general powers of the Trustees. In construing this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. The Trust or any Series shall not be limited to investing in obligations maturing before the possible dissolution of the Trust or one or more of its Series.  None of the Trust, any Series of the Trustees shall be required to obtain any court order to deal with any assets of the Trust or Assets belonging to the related Series or take any other action hereunder.
The foregoing clauses shall each be construed as purposes, objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects and powers shall not be held to limit or restrict in any manner the powers of the Trust or any Series, and that they are in furtherance of, and in addition to, and not in limitation of, the general powers conferred upon the Trust or any Series by the Delaware Act and the other laws of the State of Delaware or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.
Section 2.  CERTAIN TRANSACTIONS. Except as prohibited by applicable law, the Trustees may, on behalf of the Trust or any Series, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or the related Series or any firm or other entity of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, administrator, distributor or transfer agent for the Trust, any Series or with any Interested Person of such person. The Trust or any Series may employ any such person or entity in which such person is an Interested Person, as broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms, subject to applicable law.
ARTICLE IV

SERIES; CLASSES; SHARES
Section 1.  ESTABLISHMENT OF SERIES AND CLASSES. The Trust shall consist of one or more separate and distinct Series created and maintained in accordance with Article III, Section 1(s), and this Article IV. The Trustees may designate the rights, privileges, voting powers and preferences of the Shares of each Series relative to the Shares of any other Series. The Trustees may divide the Shares of any Series into any number of Classes representing interests in the Assets belonging to that Series, each Share of each such Class having an equal beneficial interest in such assets and identical voting, dividend, liquidation and other rights and subject to the same terms and conditions, except that (a) expenses allocated to a Class may be borne solely by that Class as determined by the Trustees and (b) a Class may have exclusive voting rights with respect to matters affecting only that Class. Any Series and Classes indicated on Schedule A (“Schedule A”) is hereby established and referred to as the “Initial Series and Classes.” The establishment and designation of each additional Series or Class of Shares shall be effective upon the adoption by a majority of the then-Trustees of a resolution that sets forth such establishment and designation and the relative rights and preferences of such Series or Class, whether directly in such resolution or
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by reference to another document, or as otherwise provided in such resolution. Each such resolution shall be incorporated herein by reference upon adoption. The relative rights and preferences of the Initial Series and Classes and of each additional Series or Class shall be provided by resolution of the Trustees. The Trust shall maintain separate and distinct records for each Series and shall hold and account for the Assets belonging thereto separately from the other assets of the Trust or Assets belonging to any other Series. A Series may issue any number of Shares and need not issue Shares. Each holder of Shares of a Series shall be entitled to receive his or her pro rata share of all distributions of income and capital gains, if any, made with respect to such Series. Upon redemption of Shares of a Series, or upon liquidation or termination of any Series, the redeeming Shareholder shall be paid solely out of the Assets belonging to that Series.
The fact that the Trust shall have one or more established and designated Classes of the Trust, shall not limit the authority of the Board of Trustees to establish and designate additional Classes of the Trust.  The fact that one or more Classes of the Trust shall have initially been established and designated without any specific establishment or designation of a Series (i.e., that all Shares of the Trust are initially Shares of one or more Classes) shall not limit the authority of the Board of Trustees to later establish and designate a Series and establish and designate the Class or Classes of the Trust as Class or Classes, respectively, of such Series.
The fact that a Series shall have initially been established and designated without any specific establishment or designation of Classes (i.e., that all Shares of such Series are initially of a single Class) shall not limit the authority of the Board of Trustees to establish and designate separate Classes of said Series.  The fact that a Series shall have more than one established and designated Class, shall not limit the authority of the Board of Trustees to establish and designate additional Classes of said Series.
The Trustees may, without Shareholder authorization or approval, change the name of any Series or Class and adopt such other name as they deem proper in their sole discretion. Any name change of any Series or Class shall become effective upon the adoption by the Board of Trustees of a resolution approving such change, whether directly in such resolution or by reference to or approval of another document that sets forth such change, or at a future date or time specified in such resolution or other document.
Section 2.  SHARES. All references to Shares in this Declaration of Trust shall be deemed to be Shares of the Trust and any or all Series or Classes, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series of the Trust and each Class, except as context otherwise requires. The beneficial interest in each Series shall be divided into Shares of one or more Classes. The number of Shares of each Series and Class shall be unlimited, and each Share shall have no par value. All Shares issued hereunder shall be fully paid and nonassessable. Subject to applicable law, the Trustees shall have full power and authority, in their sole discretion and without obtaining Shareholder approval, (1) to issue original or additional Shares at such times and on such terms and conditions as they deem appropriate, (2) to issue fractional Shares and Shares held in the Trust’s treasury, (3) to establish and to change in any manner Shares of any Series or Class with such preferences, terms of conversion, voting powers, rights, privileges, and business purpose or investment objective as the Trustees may determine, (4) to divide or combine the Shares of any Series or Class into a greater or lesser number without thereby materially changing the proportionate beneficial interest of a holder of the Shares of the
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Trust or such Series or Class in the assets held with respect to the Trust or such Series or Class, (5) to classify or reclassify any unissued Shares of any Series or Class into one or more Series or Classes (whether the Shares to be classified or reclassified are issued and outstanding or unissued and whether such Shares constitute part or all of the Shares of the Trust or such Series or Class), (6) to abolish any one or more Series or Classes, (7) to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses and (8) to take such other action with respect to the Shares as the Trustees may deem desirable. Shares held in the Trust’s treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares. Notwithstanding the foregoing, the Trust and any Series thereof may acquire, hold, sell and otherwise deal in, for purposes of investment or otherwise, the Shares of any other Series of the Trust or Shares of the Trust, and such Shares shall not be deemed treasury shares or cancelled.
The Shareholders shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code of 1986, as amended (or successor statute thereto), and to comply with the requirements of any other taxing authority or other applicable laws or regulations.
Section 3.  PREEMPTIVE, APPRAISAL AND CONTRACT RIGHTS. Shareholders shall have no preference, preemptive or other right to acquire, purchase or subscribe to any new or additional authorized, but unissued Shares or other securities issued by the Trust or any Series thereof., other than such right, if any, as the Trustees in their discretion may determine.
To the maximum extent permitted by law, the Trust’s public filings, including its registration statement(s) filed with the Commission, shall not constitute a contract between the Trust or any Series and the Shareholders, and shall not give rise to any contract claims by the Shareholders against the Trust or any Series. Further, ownership of Shares shall not be deemed to establish a contract between the Shareholder and the Trust or any Series.
Section 4.  INVESTMENTS IN THE TRUST. The Trustees shall accept investments in any Series from such persons, on such terms, and for such consideration, as they may from time to time authorize. At the Trustees’ sole discretion, such investments in a Series, subject to applicable law, may be in the form of cash or securities in which that Series is authorized to invest, valued as provided in Article V, Section 5. Direct investment in a Series or Class at Net Asset Value per Share shall be credited to the investing Shareholder’s account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) impose a sales charge or transaction fee upon investments in any Series or Class, (b) issue fractional Shares or (c) determine the Net Asset Value per Share of the initial capital contribution for any Series. The Trustees shall have the right to refuse to accept investments in any Series or by any person at any time without any cause or reason therefor whatsoever. Notwithstanding anything contained herein to the contrary, the Trustees in their discretion may, from time to time, without vote of the Shareholders, determine to issue Shares of any Series or Class only in lots of such aggregate number of Shares as shall be determined at any time by the Trustees in their sole discretion to be called “Creation Units,” and the Trustees in their discretion may, from time to time, without vote of the Shareholders, determine to alter the number of Shares
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constituting a Creation Unit. The actions of the Trustees described in this Section 4 may be taken by written consent or by resolutions adopted at any regular or special meeting of the Trustees and the Trustees may delegate such power to committees, officers and investment advisers as they deem appropriate. The amount of shares constituting a Creation Unit for one Series or Class shall not affect the amount of shares constituting a Creation Unit for another Series or Class. The issuance of Creation Units by any Series or Class shall not affect the ability of any other Series or Class to issue Shares that do not comprise Creation Units.
Section 5.  POWER OF BOARD OF TRUSTEES TO MAKE TAX STATUS ELECTION.  The Board of Trustees shall have the power, in its discretion, to make and to change elections as to the tax status of the Trust and any Series as may be permitted or required under the Code, without the vote or consent of any Shareholder, including, but not limited to, an initial entity classification election of the Trust and any Series for U.S. federal income tax purposes. In furtherance thereof, the Board of Trustees, or an appropriate officer as determined by the Board of Trustees, is authorized (but not required) to make and to sign any such entity classification election on Form 8832, Entity Classification Election (or successor form thereto), on behalf of the Trust or any Series, sign the consent statement contained therein on behalf of all of the Shareholders thereof, and file the same with the U.S. Internal Revenue Service.
Section 6.  ASSETS AND LIABILITIES OF SERIES AND CLASSES. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested and all income, earnings, profits and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be) (collectively “Assets belonging to” that Series), shall be recorded, held and accounted for separately from the other assets of the Trust and Assets belonging to every other Series. The Assets belonging to a Series shall belong only to that Series for all purposes and to no other Series, subject only to the rights of creditors of that Series. Any assets, income, earnings, profits and proceeds thereof, funds and/or payments that are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between or among one or more Series as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and the assets, income, earnings, profits, proceeds, funds and payments so allocated to a Series shall be treated for all purposes as Assets belonging to that Series. The Assets belonging to a Series shall be charged with all Liabilities of the Trust with respect to that Series and/or attributable to that Series, except that Liabilities allocated solely to a particular Class shall be borne by that Class. Any Liabilities of the Trust that are not readily identifiable as chargeable to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more Series or Classes in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series and Classes for all purposes. All Persons who have extended credit that has been allocated to a particular Series, or who have a claim or contract that has been allocated to any particular Series, shall look exclusively to the assets of that particular Series for payment of such credit, claim, or contract.  In the absence of an express contractual agreement so limiting the claims of such creditors, claimants and contract providers, each creditor, claimant and contract provider shall be deemed nevertheless to have impliedly agreed to such limitation.
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Without limiting the foregoing, but subject to the right of the Trustees to allocate Liabilities as herein provided, the Liabilities incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the Assets belonging to that Series and not against the assets of the Trust generally or the Assets belonging to any other Series. Notice of this contractual limitation on Liabilities among Series may, in the Trustees’ sole discretion, be set forth in the Trust’s certificate of trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the provisions of Section 3804(a) of the Delaware Act relating to limitations on Liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the Assets belonging to that Series to satisfy or enforce any Liability with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any Assets belonging to any other Series.
Section 7.  OWNERSHIP AND TRANSFER OF SHARES. The ownership of Shares shall be recorded on the books of the Trust or those of a transfer agent or similar agent or entity that has access to Share ownership information for the Trust or a Series or Class, which books shall be maintained separately for the Shares of each Series and Class. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, if any, of each Series or Class and any other similar matters. The Trustees may make such rules as they consider appropriate for the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer agent or similar agent or entity, as the case may be, shall be conclusive as to who are the Shareholders of each Series and Class, as to the number of Shares of each Series and Class held from time to time by each Shareholder and as to who shall be entitled to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any distribution or to have notice given to such Shareholder of any meeting or other action in respect of the Trust or any Series or Class until such Shareholder has given its address and such other information as shall be required to such officer or transfer or similar agent or entity of the Trust or such Series or Class as shall keep the record books of the Trust or such Series or Class for entry thereof.
Shares shall be transferable on the records of the Trust or its transfer agent(s) or similar agent or entity in accordance with such rules as the Trust may establish from time to time. Except as provided in the following paragraph of this Section 6, Shares are transferable only by a Shareholder of record or by its agent thereto. Upon receipt by the Trust or its transfer agent or similar agent or entity of a request from a Shareholder of record to transfer Shares held by such Shareholder to another person, accompanied by such information as may be required by the Trust or its transfer agent or similar agent or entity, the transfer shall be recorded on the applicable register of the Trust or its transfer agent or similar agent or entity. Until such transfer is recorded, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof, and neither the Trustees, nor any transfer agent or similar agent or entity for the Trust or any Series nor any officer, employee or agent of the Trust or any Series shall be affected by any notice of the proposed transfer.
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Any person entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of such evidence thereof as the Trust or its transfer agent or similar agent or entity may require, but until such transfer is recorded, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof, and neither the Trustees, nor any transfer agent or similar agent or entity nor any officer or agent of the Trust or Series shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.
Section 8.  STATUS OF SHARES; LIMITATION OF SHAREHOLDER LIABILITY. Shares shall be deemed to be personal property, giving Shareholders only the rights provided in this Declaration of Trust. Every Shareholder, by virtue of having acquired a Share, shall be held expressly to have assented to and agreed to be bound by the terms of this Declaration of Trust and the By-Laws. The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust, any Series or the Trustees, but entitles such representative only to the rights of such Shareholder under this Declaration of Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or Assets belonging to a Series, profit, interest, or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. No Shareholder shall be personally liable for the Liabilities incurred by, contracted for or otherwise existing with respect to the Trust or any Series or Class thereof. None of the Trust, any Series, the Trustees, or any officer, employee, or agent of the Trust or a Series shall have any power to bind any Shareholder personally or to demand payment from any Shareholder for anything, other than as agreed by the Shareholder. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. Any note, bond, contract or other written obligation of the Trust or any Series may contain a statement to the effect that such obligation may be enforced only against the assets of the Trust or Assets belonging to one or more Series; however, the omission of such statement shall not operate to bind, or create personal liability for, any Shareholder or Trustee.
Section 9.  DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS.  Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article V hereof, no dividend or distribution including, without limitation, any distribution paid upon dissolution of the Trust or of any Series with respect to, nor any redemption of, the Shares of the Trust or of any Series or Class of such Series shall be effected by the Trust other than from the assets held by the Trust or assets held with respect to such Series, as the context may require, nor, except as specifically provided in Section 3 of this Article IX, shall any Shareholder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series or the Trust generally except, in the case of a right or claim against the assets held with respect to any other Series, to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series.  The Board of Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.  In addition, the Board of Trustees may delegate to a committee of the Board of Trustees or an officer of the Trust, the authority to fix the amount and other terms of any
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dividend or distribution, including without limitation, the power to fix the declaration, record, ex-dividend, payment and reinvestment dates of the dividend or distribution.
Section 10.  FRACTIONS. Any fractional Shares of a Series or Class shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, as applicable, including with respect to voting, dividends, distributions, redemption of Shares and termination of the Trust, Series or Class.
Section 11.  EXCHANGE PRIVILEGE. The Trustees shall have the authority to provide that the Shareholders of any Series or Class shall have the right to exchange such Shares for Shares of one or more other Series or Class of Shares or for interests in one or more trusts, corporations or other business entities (or a series or class of any of the foregoing) in accordance with such requirements and procedures as may be established by the Trustees, and in accordance with the 1940 Act.
ARTICLE V

DISTRIBUTIONS, REDEMPTIONS AND NET ASSET VALUE
Section 1.  DISTRIBUTIONS. The Trustees may declare and pay dividends and other distributions, including dividends on Shares of the Trust or of a particular Series and other distributions from Trust Property or the Assets belonging to that Series as the context may require. The amount and payment of dividends or distributions and their form, whether they are in cash, Shares or other Trust Property, shall be determined by the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares of the Trust or a particular Series shall be distributed pro rata to the Shareholders of the Trust or that Series in proportion to the number of Shares of the Trust or that Series they held on the record date established for such payment, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of a Series of the Trust or such Series. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or similar plans as the Trustees deem appropriate.
Section 2.  REDEMPTIONS.
(a) Each Shareholder of a Series or Class of a Series thereof shall have the right, on any business day to require the Trust to redeem all or any part of the Shareholder’s Shares of a Series or Class thereof, upon and subject to the terms and condition provided in this Article V, Section 2, in accordance with and pursuant to procedures or methods prescribed or approved by the Trustees; provided, however, if so determined by the Trustees, any Series or Class thereof now or hereafter authorized shall be redeemable only in Creation Units and at such times as may be determined by or pursuant to procedures or methods prescribed or approved by the Trustees. Pursuant to Article IV, Section 4, the Trustees shall have the unrestricted power to determine from time to time the number of Shares constituting a Creation Unit for each Series or Class thereof by written consent or by resolutions adopted at any regular or special meeting of the Trustees and may delegate such power to committees and officers as it deems appropriate. Each Shareholder of a Series or Class thereof, upon request to the Trust in accordance with such procedures as may
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(b) from time to time be in effect, accompanied by surrender of any certificated Shares in proper form, shall be entitled to require the Trust to redeem all or any number of such Shareholder’s Shares standing in the name of such holder on the books of the Trust; provided, however, in the case of Shares of any Series or Class thereof as to which the Trustees have determined that such Shares shall be redeemable only in Creation Units, such Shares shall be redeemable only in such Creation Units. The Trust shall, upon application of any Shareholder or pursuant to authorization from any Shareholder, redeem from such Shareholder his Outstanding Shares or Creation Units, as applicable, for an amount per share determined by the Trustees in accordance with any applicable laws and regulations; provided that (i) such amount per Share shall not exceed the cash equivalent of the proportionate interest of each Share or of any Class of a Series or Series of Shares in the assets of the Trust at the time of the redemption; and (ii) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption (including, with respect to the redemption of Creation Units, any transaction fees charged in connection with such a redemption) at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act. Payment may be in any form permitted by Article IV, Section 4, including in cash, securities or a combination thereof, as determined by or pursuant to the direction of the Trustees from time to time, less any applicable fees. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series or Class thereof to redeem Shares during any period of time when and to the extent permissible under the 1940 Act. Such obligations may be suspended or postponed by the Trustees (1) during any time the Exchange is closed for other than weekends or holidays; (2) if permitted by the rules of the Commission, during periods when trading on the Exchange is restricted; (3) during any national financial emergency; or (4) as otherwise permitted under the 1940 Act or any exemption therefrom issued by the Commission upon which the Trust or the applicable Series relies.  The Trustees may, in its discretion, declare that the suspension relating to a national financial emergency shall terminate, as the case may be, on the first business day on which the Exchange shall have reopened or the period specified above shall have expired (as to which, in the absence of an official ruling by the Commission, the determination of the Trustees shall be conclusive). In the case of a suspension of the right of redemption as provided herein, a Shareholder may either withdraw the request for redemption or receive payment based on the net asset value per Share next determined after the termination of such suspension, less any fees imposed on such redemption.
Section 3.  REDEMPTION BY TRUST. The Trustees may cause the Trust to redeem the Shares of any Series or Class thereof held by a Shareholder at the redemption price that would be applicable if such Shares were then being redeemed by the Shareholder pursuant to Article V, Section 2, upon such conditions as may from time to time be determined by the Trustees. Among other times, the Trustees may require any Shareholder or group of Shareholders (including some or all of the Shareholders of any Series or Class thereof) to redeem Shares for any reason as may be determined by the Trustees in their sole discretion, including when: (i) the direct or indirect ownership of Shares of the Trust or any Series has or may become concentrated in such Shareholder or group of Shareholders to an extent that would disqualify any Series or the Trust as a regulated investment company under the Internal Revenue Code of 1986, as amended (successor statute thereto); (ii) the failure to supply a tax identification number or other identifying information to facilitate the Trust or a Series compliance with applicable law or regulation; (iii) if the Share activity of the account or ownership of Shares is deemed either to affect adversely the Trust or any Series or not to be in the best interests of the remaining Shareholders of the Trust, any
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Series or Class thereof; (iv) the failure of any Shareholder to pay when due the consideration for any purchase of Shares, including any purchase of any Creation Unit of Shares; (vi) the failure of any Shareholder to tender Shares to the Trust or Series in connection with any redemption of Shares, including any redemption of a Creation Unit of Shares; or (v) if a Shareholder fails to meet or maintain any qualifications applicable to holding, purchasing or redeeming Shares of the Trust, any Series or Class thereof. Upon redemption of Shares pursuant to this Article V, Section 3, the Trust shall promptly cause payment of the full redemption price to be made to such Shareholder for Shares so redeemed.
Section 4.  SALE OF SHARES AT THE OPTION OF THE TRUST.  In the event any Shares are held on behalf of a Shareholder by one or more transfer agents appointed by or on behalf of the Trust for at least one (1) year from the date such Shares were acquired by such Shareholder, because such Shareholder has not acted itself to otherwise properly designate to the Trust an account of such Shareholder eligible to hold such Shares to which such Shares shall be transferred, then the Trust may, at the option of the Board of Trustees, cause such transfer agent or other duly authorized agent of the Trust to sell all of any of such Shares in accordance with such procedures or methods as may be prescribed or approved by the Board of Trustees from time to time, which may be set forth in the Trust’s then effective prospectus under the Securities Act of 1933. Such Shareholder hereby approves and authorizes the Trust and such transfer agent or other duly authorized agent of the Trust to sell such Shares and to take all actions on behalf of such Shareholder as the Trust, such transfer agent or such other agent may determine to be necessary or appropriate in connection with, or otherwise to effectuate, such sale of Shares pursuant to this Section 4, and, in the event the Trust determines to cause such transfer agent or other duly authorized agent to sell such Shares pursuant to this Section 4, such Shareholder shall not be permitted to direct such transfer agent or other duly authorized agent, or otherwise exercise any investment discretion, with respect to the sale of such Shares by such transfer agent or other duly authorized agent pursuant to this Section 4. Payment to such Shareholder’s account of record of the proceeds of such sale shall be made in cash, less any fees and expenses incurred in connection with such sale within seven days after the date on which the proceeds of such sale are received by the transfer agent or other duly authorized agent of the Trust. Neither the Trust nor the transfer agent or other duly authorized agent who effectuates any such sale have any liability (a) with respect to the price of the Shares for which such Shares were sold if such sale was conducted in good faith by the transfer agent or other duly authorized agent, (b) with respect to any taxes incurred in connection with such sale, (c) with respect to the fees and expenses incurred in connection with such sale if such fees and expenses were determined in good faith by the transfer agent or other agent to be reasonable under the circumstances or (d) for any reduction or change in the value of the Shares sold hereunder from the date of the sale through the time the net proceeds thereof are delivered to such Shareholder. The right of such Shareholder to receive dividends or other distributions on Shares sold pursuant to this Section 4 and all other rights of such Shareholder with respect to the Shares so sold, except the right of such Shareholder to receive the net proceeds of the sale of such Shares, shall cease at the time such Shares shall have been sold. Such Shareholder hereby irrevocably makes, constitutes and appoints the Trust, such transfer agent and such other duly authorized agent of the Trust as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file any documents which may be necessary to effectuate the sale of such Shareholder’s Shares pursuant to this Section 4 and to make payments to such Shareholder’s account of record, which power of attorney is coupled with an interest, shall
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be irrevocable and shall survive the death or incapacity of such Shareholder. For the avoidance of doubt, the foregoing provisions of this Section 4 shall not affect the right of the Trust, at the option of the Board of Trustees and without the vote of the Shareholders, to redeem any or all of such Shares pursuant to the provisions of Section 3 of this Article V.

Section 5.  PREVENTION OF PERSONAL HOLDING COMPANY STATUS. The Trust may reject any purchase order, refuse to transfer any Shares, and compel the redemption of Shares if, (a) at the time thereof the Shareholder affected owns Shares equal to or in excess of a maximum percentage of the Shares of such Series or Trust determined from time to time by the Trustees, or (b) in the Trustees’ opinion, any such rejection, refusal, or redemption would prevent the Trust from becoming a personal holding company as defined by the Tax Code.
Section 6.  DETERMINATION OF NET ASSET VALUE PER SHARE. The term “Net Asset Value per Share” of any Series or Class shall be determined in accordance with the methods and procedures established by the Trustees from time to time and, to the extent required by applicable law, as disclosed in the then current prospectus or statement of additional information for the Series. In the absence of action by the Trustees, the term “Net Asset Value per Share” of any Series or Class shall mean that amount by which the assets belonging to that Series or Class exceed its liabilities divided by the number of relevant Outstanding Shares. The Trustees may delegate the power and duty to determine the Net Asset Value per Share to one or more Trustees or officers of the Trust or to a manager, investment adviser, administrator, custodian, depository or other agent appointed for such purpose. The Net Asset Value per Share shall be determined separately for each Series and Class at times prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of regular trading on the Exchange on each day for all or part of which such exchange is open for regular trading. At any time the Trustees may cause the Net Asset Value per Share last determined to be determined again in a similar manner and may fix the time when such redetermined values shall become effective. In the event that the Trust, a Series or Class sells or redeems Shares at a Net Asset Value per Share that is subsequently determined not to have been calculated in accordance with the applicable methods and procedures established by the Trustees (“Initial Net Asset Value per Share”) and it is determined to reprocess such sales and redemptions at the Net Asset Value per Share calculated in accordance with the applicable methods and procedures established by the Trustees (“Final Net Asset Value per Share”), the Trust, Series or Class, as the case may be, shall have no liability, based on any difference between the Initial Net Asset Value per Share and the Final Net Asset Value per Share, to any Shareholder who did not purchase their Shares directly from the Trust, or redeem their Shares directly to the Trust, at the Initial Net Asset Value per Share.
Section 7.  SUSPENSION OF RIGHT OF REDEMPTION. If, as referred to in Section 2 of this Article V, the Trustees suspend the right of Shareholders to redeem their Shares, such suspension shall take effect at the time the Trustees shall specify. Thereafter Shareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension or the suspension terminates or expires pursuant to the 1940 Act. If the right of redemption is suspended, a Shareholder may either withdraw his or her request for redemption or receive payment based on the Net Asset Value per Share next determined after the suspension terminates.
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ARTICLE VI

SHAREHOLDERS’ POWERS AND MEETINGS
Section 1.  VOTING POWERS. The Shareholders shall have power to vote only (a) on such matters required by this Declaration of Trust, the By-Laws, the 1940 Act, or other applicable law; and (b) on such other matters as the Board of Trustees may consider necessary or desirable.
Notwithstanding any other provision of this Declaration of Trust, on any matters submitted to a vote of the Shareholders, all Shares then entitled to vote shall be voted in aggregate, except: (a) when required by the 1940 Act, Shares shall be voted by individual Series or Class; (b) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Series, then only Shareholders of such Series shall be entitled to vote thereon; and (c) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon. A Shareholder of each Series or Class thereof shall be entitled to either (i) one vote for each Share of such Series or Class thereof on any matter on which such Shareholder is entitled to vote or (ii) one vote for each dollar of Net Asset Value per Share determined at the close of business on the record date on any matter on which such Shareholder is entitled to vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in any manner provided for in the By-laws or in a resolution of the Trustees. Until Shares of a Series are issued, as to that Series the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, this Declaration of Trust or the By-laws.
Subject to applicable federal law, including the 1940 Act, the Trustees may determine that, upon redemption, Shares shall no longer be deemed outstanding or carry any voting rights irrespective of whether a record date for any matter on which such Shares were entitled to vote had been set on a date prior to the date on which such Shares were redeemed. In making a determination as to whether redeemed Shares shall be deemed outstanding and carry any voting rights with respect to any matter on which such Shares were entitled to vote prior to redemption, subject to applicable federal law, including the 1940 Act, the Trustees may, among other things, determine that Shares redeemed either before or after a date specified by the Trustees between the record date for such matter and the meeting date for such matter shall be deemed outstanding and retain voting rights, which determination may be made for any reason including that it would not be reasonably practicable to obtain a quorum if all of the Shares redeemed after the record date for such matter and before the voting date no longer were deemed outstanding and carried any voting rights.
Section 2.  MEETINGS OF SHAREHOLDERS. Unless otherwise set forth in this Declaration of Trust, provisions relating to meetings of the Shareholders shall be as provided in the By-laws.
Section 3.  INSPECTION OF RECORDS. To the maximum extent permitted by law, no Shareholder shall have any right to inspect any account or book or document of the Trust or any Series, including without limitation the information provided for in Section 3819 of the Delaware Act, except the right, upon reasonable request, to receive copies of (i) the most recent Certificate of Trust, as amended, and as filed with the Secretary of State of the State of Delaware;
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(ii) the most recent Declaration of Trust, as amended; (iii) the most recent Bylaws, as amended; (iv) any public tax reporting information related to the Trust or any Series, as applicable; or (v) as otherwise conferred by the Trustees.
Section 4.  DERIVATIVE AND DIRECT ACTIONS. In addition to the requirements set forth in Section 3816 of the Delaware Act (or successor provision), to the maximum extent permitted by applicable law, a Shareholder may bring a derivative action on behalf of the Trust or any Series only if the following conditions are met:
(a) The Shareholder or Shareholders must make a pre-suit written demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this Section, a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, are Trustees who are not “independent trustees” (as that term is defined in the Delaware Act). Such demand shall be executed by or on behalf of no fewer then three complaining Shareholders, each of which shall be unaffiliated and unrelated (by blood or marriage) to any other complaining Shareholder executing such demand. Such demand shall contain a detailed description of the action or failure to act complained of, the facts upon which such allegation is made and the reasonably estimated damages or other relief sought.
(b) Unless a demand is not required under paragraph (a) of this Section, Shareholders eligible to bring such derivative action under the Delaware Act, other than those that are brought under the federal securities laws, who collectively hold Shares representing ten percent (10%) or more of all Outstanding Shares of the Series or Class(es) to which such action relates, if it does not relate to all Series and Classes, shall join in the request for the Trustees to commence such action.
(c) Unless a demand is not required under paragraph (a) of this Section, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim, other than those that are brought under the federal securities laws. For purposes hereof, the Trustees may designate a committee of one Trustee to consider a Shareholder demand, provided that a committee of one Trustee is required to create a committee with a majority of Trustees who are “independent trustees” (as that term is defined in the Delaware Act). The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust or the applicable Series for the expense of any such advisors in the event that the Trustees determine not to bring such action.
(d) If the demand has been properly made pursuant to this Section, and a majority of the Trustees, including a majority of the independent trustees (as that term is defined in the Delaware Act), or, if a committee has been appointed, a majority of the members of such committee, have considered the merits of the claim and have determined that maintaining a suit would not be in the best interests of the Trust, as applicable, the demand shall be rejected and the complaining Shareholders shall not be permitted to maintain a derivative action, unless they first sustain the burden of proof to the court that the decision of the Trustees, or committee thereof, not
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(e) to pursue the requested action was inconsistent with the standard required of the Trustees or committee under applicable law.
(f) For purposes of this Section 4, the Board of Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who are “independent trustees” (as such term is defined in the Delaware Act).
(g) In addition to all suits, claims or other actions (collectively, “claims”) that under applicable law must be brought as derivative claims, each Shareholder of the Trust or any Series or Class thereof agrees that any claim, other than those that are brought under the federal securities laws, that affects all Shareholders of the Trust or a Series or Class equally, that is, proportionately based on their number of Shares in the Trust or such Series or Class, must be brought as a derivative claim subject to this Section 4 irrespective of whether such claim involves a violation of the Shareholders’ rights under this Declaration of Trust or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim.
(h) No Shareholder may bring a direct action claiming injury as a Shareholder of the Trust, or any Series or Class, where the matters alleged (if true) would give rise to a claim by the Trust or by the Trust on behalf of a Series or Class, unless the Shareholder has suffered an injury distinct from that suffered by Shareholders of the Trust, or the Series or Class, generally. A Shareholder bringing a direct claim must be a Shareholder of the Series or Class against which the direct action is brought at the time of the injury complained of, or acquired the Shares afterwards by operation of law from a person who was a Shareholder at that time. A Shareholder of Shares in a particular Series or Class  shall not be entitled to participate in a derivative or class action lawsuit on behalf of any other Series or Class, as appropriate, or on behalf of the Shareholders in any such other Series or Class .
ARTICLE VII

CONTRACTS WITH SERVICE PROVIDERS
Section 1.  INVESTMENT ADVISER. The Trustees on behalf of the Trust and any Series may enter into one or more investment advisory or management contracts, providing for investment advisory services, statistical and research facilities and services, and other facilities and services to be furnished to the Trust or Series on terms and conditions acceptable to the Trustees. The Trustees may authorize the investment adviser to employ one or more sub- advisers to perform such of the acts and services, and any reference herein to the investment advisers shall be construed to include any sub-adviser, unless the context requires otherwise.
Section 2.  PRINCIPAL UNDERWRITER/DISTRIBUTOR. The Trustees on behalf of the Trust and any Series may enter into contracts, providing for the distribution and sale of Shares by the other party, either directly or as sales agent, on terms and conditions acceptable to the Trustees. The Trustees may adopt a plan of distribution with respect to Shares of the Trust or any Series or Class and enter into any related agreements, whereby the Trust or any Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares, subject to applicable law.
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Section 3.  CUSTODIAN. The Trustees shall at all times place and maintain the securities and similar investments of the Trust and of each Series and Class with a custodian meeting the requirements of Section 17(f) of the 1940 Act. The Trust, on its behalf or on behalf of any Series, may enter into an agreement with a custodian on terms and conditions acceptable to the Trustees, providing for the custodian, among other things, (a) to hold the securities owned by the Trust or any Series or Class and deliver the same upon written order or oral order confirmed in writing, (b) to receive and give a receipt for money paid for any moneys due to the Trust or any Series or Class and on behalf of the Trust or any Series or Class, and deposit the same in its own banking department or elsewhere, (c) to disburse such funds upon orders or vouchers, (d) to keep books and accounts of the Trust and Series or Class, as necessary or appropriate, and (e) to employ one or more sub-custodians.
Section 4.  TRANSFER AGENCY, SHAREHOLDER SERVICES AND ADMINISTRATION AGREEMENTS. The Trust, on behalf of itself or any Series or Class, may enter into one or more transfer agency or index receipt agent agreements, shareholder service agreements, administration and sub-administration agreements and any other agreements with any party or parties on terms and conditions acceptable to the Trustees.
Section 5.  PARTIES TO CONTRACTS WITH SERVICE PROVIDERS. The Trustees may authorize the Trust or any Series to enter into any contract with any entity referred to in this Article VII, although one or more of the Shareholders, Trustees or officers of the Trust or such Series may be an officer, director, trustee, partner, shareholder, or member of such entity, and no such contract shall be invalidated or rendered void or voidable because of such relationship. No person having such a relationship shall be disqualified from voting on or executing a contract in his or her capacity as Trustee and/or Shareholder, or be liable merely by reason of such relationship for any loss or expense to the Trust or such Series with respect to such a contract or accountable for any profit realized directly or indirectly therefrom; provided, that the contract complies with applicable law.
Section 6.  MODIFICATION, AMENDMENT AND WAIVER. The authority of the Trustees under this Article VII to enter into contracts shall include the authority of the Trustees to modify, amend, waive, supplement, assign a portion of, novate or terminate the same. The enumeration of any specific contract in this Article VII shall in no way be deemed to limit the power or authority of the Trustees to authorize the Fund to enter into other contracts or service provider arrangements.
ARTICLE VIII

EXPENSES OF THE TRUST, SERIES AND CLASSES
The Trustees are authorized to incur, pay or cause to be paid out of the principal or income of the Trust or a particular Series or Class, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or a particular Series or Class, or in connection with the management thereof. Consistent herewith, the Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series or Class, to pay directly, in advance or arrears, for charges of the Trust’s or Series’ custodian or transfer, shareholder servicing
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or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.
ARTICLE IX

LIMITATION OF LIABILITY AND INDEMNIFICATION
Section 1.  LIMITATION OF LIABILITY.
(a) All persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or Assets belonging to such Series, respectively, for payment under such contract or claim; and neither the Trustees nor any of the Trust’s or Series’ officers or employees, whether past, present or future, shall be personally liable therefor. Every written instrument or obligation on behalf of the Trust or any Series may contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Trustee or officer of the Trust liable thereunder.
(b) Except as to duties (including state law fiduciary duties of loyalty and care) and liabilities with respect to matters arising under federal securities laws, no Trustee or officer of the Trust or any Series shall owe any duties (including fiduciary duties) to the Trust or any Series or to any Shareholder or any other person, and nothing in this Declaration of Trust shall be deemed to create any duty (including fiduciary duties) or other duty or obligation (a) on the part of the Trustees or officers to the Trust, any Series or Classes, the Shareholders, or any other person; or (b) on the part of the Trust or any Series to the Shareholders or any other person except the Trustees. The Trustees and officers of the Trust or any Series shall not be responsible or liable for any act or omission or for neglect or wrongdoing of them or any officer, agent, employee, investment adviser, principal underwriter or independent contractor of the Trust or any Series, but nothing contained in this Declaration of Trust or in the Delaware Act shall protect any Trustee or officer of the Trust or any Series against liability to the Trust, a Series or to Shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office and nothing herein contained shall be deemed to eliminate the implied contractual covenant of good faith and fair dealing.  A Trustee or officer acting under this Declaration of Trust shall not be liable to the Trust, or to any Series, or to the Shareholders or to any other person for his or her good faith reliance on the provisions of this Declaration of Trust.  The provisions of this Declaration of Trust, to the extent that they restrict the duties (including fiduciary duties) and liabilities of the Trustees or officers of the Trust or any Serries otherwise existing at law (statutory or common) or in equity, shall apply to the Shareholders and all other persons affected by this Declaration of Trust to replace such other duties (including fiduciary duties) and liabilities of such Trustees or officers.
Section 2.  INDEMNIFICATION.
(a) Subject to the exceptions and limitations contained in subsection (b) below;
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(i)  every person who is, or has been, a Trustee or an officer, employee or agent of the Trust or any Series or is or was serving at the request of the Trust or any Series as a trustee, director, officer, employee or agent of another organization in which the Trust or such Series has any interest as a shareholder, creditor or otherwise (“Covered Person”) shall be indemnified by the Trust or the applicable Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him or her in the settlement thereof.

(ii)  as used herein, the words “claim,” “action,” “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal, investigative or other, including appeals), actual or threatened, and the words “liability” and “expenses” shall include, without limitation, attorney’s fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities whatsoever.

(b) To the extent required under the 1940 Act, but only to such extent, no indemnification shall be provided hereunder to a Covered Person;
(i)  who shall have been finally adjudicated by a court or other body before which the proceeding was brought to be liable to the Trust, the applicable Series or its Shareholders by reason of bad faith, willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of his or her office; or
(ii)  in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(i) above resulting in a payment by a Trustee or officer, unless there has been a determination that such Covered Person did not engage in bad faith, willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of his or her office: (A) by the court or other body approving the settlement or other disposition; (B) by at least a majority of those Trustees who are neither Interested persons of the Trust or the applicable Series nor parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).
(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust or any Series, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.
(d) To the extent that any determination is required to be made as to whether a Covered Person engaged in conduct for which indemnification is not provided as described herein, or as to whether there is reason to believe that a Covered Person ultimately will be found entitled to indemnification, the person or persons making the determination shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in such conduct and that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.
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(e) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit, proceeding or other matter of the character described in subsection (a) of this Section 2 shall be paid by the Trust and each applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or applicable Series if it is ultimately determined that he or she is not entitled to indemnification under this Section 2; provided, however, that any such advancement will be made in accordance with any conditions required by the Commission. The advancement of any expenses pursuant to this Section 2(e) shall under no circumstances be considered a “loan” under the Sarbanes-Oxley Act of 2002, as amended from time to time, or for any other reason.
(f) Notwithstanding any other provision in this Declaration of Trust to the contrary, any liability and/or expense against which any Covered Person is indemnified under this Section 2 and any advancement of expenses that any Covered Person is entitled to be paid under Section 2(e) of this Article IX shall be deemed to be joint and several obligations of the Trust and each Series, and the assets of the Trust and each Series shall be subject to the claims of any Covered Person thereof under this Article IX; provided that any such liability, expense or obligation may be allocated and charged by the Trustees between or among the Trust and/or any one or more Series (and Classes) in such manner as the Trustees in their sole discretion deem fair and equitable
(g) Any repeal or modification of this Article IX or adoption or modification of any other provision of this Declaration of Trust inconsistent with this Article shall be prospective only to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification or right to advancement of expenses available to any Covered Person with respect to any act or omission that occurred prior to such repeal, modification or adoption.
(h) Nothing contained herein shall affect any rights to indemnification to which any Covered Person or other person may be entitled by contract or otherwise under law or prevent the Trust from entering into any contract to provide indemnification to any Covered Person or other person. Without limiting the foregoing, the Trust may, in connection with any transaction permitted by this Declaration of Trust, including the acquisition of assets subject to liabilities or a merger or consolidation pursuant hereto, assume the obligation to indemnify any person including a Covered Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this Article IX unless otherwise required under applicable law.
Section 3.  INDEMNIFICATION OF SHAREHOLDERS. If any Shareholder or former Shareholder of the Trust or any Series is held personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of any entity, its general successor) shall be entitled out of Trust Property or the Assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on its behalf or on behalf of the affected Series, shall, upon request by such Shareholder or former Shareholder, assume the defense of any claim made against him or her for any act or obligation of the Trust or the Series and satisfy any judgment thereon from Trust Property or the Assets belonging to the Series, as the case may be.
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ARTICLE X

MISCELLANEOUS
Section 1.  TRUST NOT A PARTNERSHIP. This Declaration of Trust creates a statutory trust pursuant to the Delaware Act and not a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship. No Trustee shall have any power to bind personally either the Trust’s or Series’ officers, other Trustees or any Shareholder. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.
Section 2.  TRUSTEE ACTION; EXPERT ADVICE; NO BOND OR SURETY. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article IX, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take or not the advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and subject to the provisions of Article IX, shall not be liable for any act or omission in accordance with such advice or for failing to follow such advice. A Trustee shall be fully protected in relying in faith upon the records of the Trust and upon information, opinions, reports or statements presented by another Trustee or any officer, employee or other agent of the Trust or any Series, or by any other person as to matters the Trustee reasonably believes are within such other person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Trust or any Series or Class, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Trust or any Series or Class or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to Shareholders or creditors of the Trust or any Series might properly be paid. The appointment, designation or identification of a Trustee as Chairperson of the Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or any other special appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee’s rights or entitlement to indemnification or advancement of expenses. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.
Section 3.  INSURANCE. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets or Assets belonging to a Series insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee, officer, employee or agent of the Trust or the applicable Series in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust or such Series.
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Section 4. TERMINATION, REORGANIZATION OR CONVERSION OF THE TRUST OR ANY SERIES.
(a) Except as otherwise provided herein, this Trust and each Series or Class designated and established hereunder shall have perpetual existence. The Trust or any Series may be dissolved, and any Class may be terminated, at any time by the Trustees without Shareholder approval or consent by written notice to the Shareholders or, in the case of the dissolution of any Series or termination of any Class, to the Shareholders of such Series or Class.  Any action to dissolve the Trust shall be deemed to be an action to dissolve each Series and to terminate each Class.
(b) Notwithstanding anything else contained herein but subject to applicable federal and state law, the Trustees may, without any Shareholder vote or approval:
(i)  sell, convey, merge and/or transfer all or substantially all of the assets of the Trust or Assets belonging to any affected Series to another Series or to another entity that is an open-end investment company as defined in the 1940 Act, or is a series thereof, for adequate consideration, which may include the assumption of all outstanding taxes and other Liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares of or interests in such Series, entity or series thereof;
(ii)  at any time sell and convert into cash all or substantially all of the assets of the Trust or Assets belonging to any affected Series;
(iii)  cause the Trust to merge or consolidate with or into, or be reorganized as, another trust, or a corporation, partnership, limited liability company, association or other organization, organized under the laws of Delaware or any other jurisdiction or a segregated portfolio of assets (“series”) of any of the foregoing (each, an “Entity”);
(iv)  cause any Series to merge or consolidate with or into, or be reorganized as, a newly organized Entity in a transaction or series of transactions intended to qualify as a reorganization under Section 368(a)(1) of the Tax Code or a successor provision;
(v)  cause the Trust to incorporate under the laws of Delaware or any other jurisdiction;
(vi)  cause to be organized, or assist in organizing, an Entity to acquire all or part of the Trust Property or of the Assets belonging to a Series or to carry on any business in which the Trust directly or indirectly has any interest and to sell, convey and transfer all or part of the Trust Property or of the Assets belonging to a Series to any such Entity in exchange for shares or other equity securities thereof or otherwise and to lend money to, subscribe for the shares or other equity securities of and enter into any contracts with any such Entity;
(vii)  cause the Trust, or any one or more of its Series, to cease listing its Shares on a securities exchange and to cease operating as an “exchange-traded” open-end management investment company; and/or

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(viii)  cause the Trust, or any one or more of its Series, to modify its investment objective and/or strategy.

The Trustees or Trust or Series shall provide written notice to affected Shareholders of any transaction described in this Section 4. The transactions described in this Section 4 may be effected through share-for-share exchanges, transfers or sale of assets, shareholder in-kind redemptions and purchases, exchange offers or any other method the Trustees approve.
(c) Upon making reasonable provision for the payment of all known Liabilities of the Trust or any Series affected by a transaction of the type described in paragraph (a) of this Section 4, the Trustees shall distribute any remaining assets of the Trust or the affected Series ratably among the Shareholders of the Trust or any affected Series; however, the payment to any particular Class of such Series may be reduced by any fees, expenses or charges allocated to that Class. Upon completion of the distribution of the remaining assets, the Trust or affected Series shall terminate and the Trustees and the Trust and the affected Series shall be discharged of any and all further liabilities and duties hereunder with respect thereto and the right, title and interest of all parties therein shall be canceled and discharged. Upon dissolution of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust’s certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.
(d) Any agreement of merger or consolidation or certificate of merger may be signed by any one (1) Trustee or by any officer of the Trust, on behalf of the Board of Trustees, and signatures conveyed by electronic means shall be valid. Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary set forth in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 4 may effect any amendment to the Declaration of Trust or effect the adoption of a new governing  instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation; provided, however, that no such action shall limit the rights to insurance provided by Article X of this Declaration of Trust with respect to any acts or omissions of persons covered thereby prior to such amendment nor shall any such action limit the rights to indemnification and advancement referenced in Article IX of this Declaration of Trust with respect to any actions or omissions of persons covered thereby prior to such amendment.
Section 5.  AMENDMENTS. Except as expressly set forth in this Section 5, the Trustees may, without any Shareholder vote, amend or otherwise supplement this Declaration of Trust by making an amendment, a declaration of trust supplemental hereto or an amended and restated declaration of trust. No vote or consent of any Shareholder shall be required for any amendment to this Declaration of Trust except (i) as determined by the Trustees in their sole discretion or (ii) as required by federal law including the 1940 Act, but only to the extent so required. Any amendment that is submitted to Shareholders, which the Trustees determine would affect the Shareholders of a particular Series or Class, shall be authorized by vote of the Shareholders of such Series or Class, and no vote shall be required of Shareholders of any Series or Class not affected.
Section 6.  DECLARATION OF TRUST. The original or a copy of this Declaration of Trust and of each amendment, restatement or supplement hereto shall be kept at the office of
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the Trust. Anyone dealing with the Trust or any Series may rely on a certificate by a Trustee or an officer of the Trust or the applicable Series as to the authenticity of the Declaration of Trust or any such amendments, restatements or supplements and as to any matters in connection with the Trust or such Series. This Declaration of Trust and any document, consent or instrument referenced in or contemplated by this Declaration of Trust may be executed in any number of counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
Section 7.  APPLICABLE LAW; JURISDICTION AND WAIVER OF JURY TRIAL.
(a) This Declaration of Trust and the Trust created hereunder are governed by and construed and administered according to the Delaware Act and the applicable laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, any Series, the Trustees or this Declaration of Trust (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust. The Trust shall be of the type commonly called a Delaware statutory trust, and, without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust and each Series specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust or a Series may not exercise such power or privilege or take such actions.
(b) In accordance with Section 3804(e) of the Delaware Act (or any successor provision), any suit, action or proceeding brought by or on behalf of any Shareholder or any person claiming any interest in any Shares against the Trust, any Series or Class, or the Trustees or officers of the Trust or any Series, other than those that are brought under the federal securities laws, shall be brought exclusively in the Court of Chancery of the State of Delaware to the extent there is subject matter jurisdiction in such court for the claims asserted or, if not, then in the Superior Court of the State of Delaware. Accordingly, all Shareholders and other persons hereby: irrevocably consent to the jurisdiction of such courts (and the appropriate appellate courts therefrom) in any such suit, action or proceeding; irrevocably waive, to the fullest extent permitted by law, any objection that they may make now or hereafter to the laying of the venue of any such suit, action or proceeding in such court; irrevocably waive, to the fullest extent permitted by law, any objection that they may make now or hereafter that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Further, IN CONNECTION WITH ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE SUPERIOR COURT IN THE STATE
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(c) OF DELAWARE, ALL SHAREHOLDERS AND ALL OTHER PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW. All Shareholders and other persons agree that service of summons, complaint or other process in connection with any proceedings may be made by registered or certified mail or by overnight courier addressed to such person at the address shown on the books and records of the Trust or its transfer or similar agent or entity with respect to the Shares in which the person claims an interest. Service of process in any such suit, action or proceeding against the Trust, any Series or any Trustee or officer of the Trust or any Series may be made at the address of the Trust’s registered agent in the State of Delaware. Any service so made shall be effective as if personally made in the State of Delaware.
Section 8.  FISCAL YEAR. The fiscal year of each Series shall end on a specified date as set forth by resolution of the Trustees. The Trustees may change the fiscal year of the Trust or any Series without Shareholder approval. Different Series may have different fiscal years.
Section 9.  SEVERABILITY. The provisions of this Declaration of Trust are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Tax Code or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof is held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Declaration of Trust.
Section 10.  INTERPRETATION. As used herein, the singular includes the plural and vice versa. Words denoting any gender include all genders. The Trustees may construe any of the provisions of this Declaration of Trust, including insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Trustees in good faith shall be conclusive as to the meaning to be given to such provisions. Headings herein are for convenience only and shall not affect the construction of this Declaration of Trust.
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IN WITNESS WHEREOF, the Trustee named below does hereby make and enter into this Declaration of Trust as of the date first written above.

/s/ Lisa Muñoz
Lisa Muñoz, as Initial Trustee and not Individually

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Schedule A

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